Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-131761, 333-131761-01, 333-131761-02, 333-123161, 333-123161-01, 333-123161-02, 333-51777, 333-74104, 333-74104-01, 333-74104-02, 333-117261, 333-117261-01, 333-117261-02, 333-108200, 333-108200-01, 333-108200-02, 333-55304, 333-55304-01 and 333-55304-02 on Form S-3 and Registration Statement Nos. 333-27167, 333-51621, 333-66405, 333-119541, 333-119542, 333-119543 and 333-119544 on Form S-8 of our report dated February 26, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting for defined benefit pension and other postretirement plans and for certain non-traditional long duration contracts and separate accounts as required by accounting guidance which became effective on December 31, 2006 and January 1, 2004, respectively), relating to the consolidated financial statements and financial statement schedules of Reinsurance Group of America, Incorporated, and our report dated February 26, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Reinsurance Group of America, Incorporated for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
St. Louis, Missouri
February 26, 2007